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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 19, 2003

                               KANAKARIS WIRELESS
                               ------------------

             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
                 (State or other jurisdiction of incorporation)


        0-28213                                          86-0888532
        -------                                          ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)



                            1280 BISON, SUITE B9-597
                         NEWPORT BEACH, CALIFORNIA 92660
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 760-5470

      (Former name, former address and former fiscal year, if changed since last report)



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 19, 2003, Kanakaris Wireless (the "Company") acquired all of the issued and outstanding capital stock of Latin American Independent Network International and Tele Anuncio, Inc. (collectively referred to as "LAIN"). The purchase price for LAIN was Two Hundred Fifty Thousand Dollars ($250,000), Twenty-Five Thousand Dollars ($25,000) of which was paid at closing with the remainder to be paid on or before July 15, 2003. In addition, the Company has agreed to issue to the LAIN shareholders $250,000 of the Company's common stock on July 15, 2003 at a price per share based upon the average bid price of a share of Company common stock on the OTC:BB for a twenty-day (20-day) period prior to July 15, 2003.

LAIN buys and sells the rights to Latin entertainment content, produces original television programs, distributes DVD movies, and is host of the on-line movie website www.CineMoviaNetwork.com.

A copy of the Plan of Reorganization and Organization and a press release regarding the acquisition of LAIN are filed as Exhibits to this Form 8-K and are incorporated by reference in their entirety into this Form 8-K.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

2.6 Plan of Reorganization and Acquisition between Kanakaris Wireless and Latin American Independent Network International and Tele Anuncio, Inc. dated January 19, 2003.

99.3     Press release dated January 22, 2003.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               KANAKARIS WIRELESS
                                  (Registrant)

                             Date: January 23, 2003



/S/ ALEX KANAKARIS
---------------------------
ALEX KANAKARIS
PRESIDENT, CEO





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